Exhibit 4(e)


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

No. W-100

                               Warrant Certificate

                            RELM WIRELESS CORPORATION

     This warrant certificate certifies that Simmonds Capital Limited ("SCL"), or its registered assigns, is the registered holder of Warrants representing the right to purchase Three Hundred Thousand (300,000) shares (the "Underlying Shares") of common stock, par value $.60 per share (the "Common Stock") of Relm Wireless Corporation (the "Company") in accordance with the terms of that certain Warrant Agreement dated May 12, 2000 between the Company and Simmonds Capital Limited ("SCL") (the "Warrant Agreement"). The Warrants with respect to the Underlying Shares expire on May 11, 2005 (the "Underlying Share Expiration Date"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant Agreement.

     The Warrants shall be exercisable at the earlier of (i) the approval by the shareholders of the Company, at the Annual Meeting of Shareholders to be held in the year 2000, of a financing plan developed by the Company and Janney Montgomery Scott LLC, and (ii) September 16, 2000 (the "Initial Exercise Date"). The Warrants entitle the registered holder, upon exercise from time to time from 9:00 a.m. New York City time on or after the Initial Exercise Date until 5:00 p.m. New York City time on the Underlying Share Expiration Date, to purchase Underlying Shares at an exercise price per Underlying Share of $3.25 (the "Underlying Share Purchase Price") in lawful money of the United States of America upon surrender of this certificate and (i) delivery of a completed and signed Subscription Form and payment of the Underlying Share Purchase Price, or
(ii) delivery of a completed and signed Cashless Exercise Form, all in accordance with the terms of the Warrant Agreement. The Underlying Share Purchase Price and the number of Underlying Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

     The Warrants with respect to the Underlying Shares may not be exercised after 5:00 p.m. on the Underlying Share Expiration Date, and, to the extent not exercised by such time, the Warrants shall become void.

     This warrant certificate shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof. Any controversy or claim arising out of or relating to this Warrant Certificate or the Warrant Agreement, or the breach thereof, shall be settled by arbitration in the City, County and State of New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association as supplemented by its Large Complex Case Procedures, and judgment upon the award may be entered in any court having jurisdiction thereof. The prevailing party, as determined by the arbitrators, shall be entitled to receive an award of its reasonable attorneys' fees, costs and disbursements.

     IN WITNESS WHEREOF, Relm Wireless Corporation has caused this warrant certificate to be signed by its duly authorized officers.

Dated:  May 12, 2000

                                      RELM WIRELESS CORPORATION



                                  By: /s/ Richard K. Laird
                                      ------------------------------------------
                                Name: Richard K. Laird
                               Title: President and Chief Executive Officer




                                  By: /s/ William P. Kelly
                                      ------------------------------------------
                                Name: William P. Kelly
                               Title: Vice President and Chief Financial Officer